Exhibit 99.1

[GRAPHIC APPEARS HERE]

Contact:

David Douglass, Corporate Communications

703.526.5252

Noam Saxonhouse, Investor Relations

703.526.5093

FOR IMMEDIATE RELEASE

THE MILLS CORPORATION ANNOUNCES STEPS IN ITS STRATEGIC PLAN TO FOCUS ON

CORE OPERATIONS AND DEVELOPMENT OPPORTUNITIES

ESTABLISHES NEW PROCEDURES TO ENHANCE FINANCIAL MANAGEMENT AND

DISCLOSURE; ANNOUNCES BOARD AND MANAGEMENT APPOINTMENTS

COMPANY TO RESTATE RESULTS FROM 2000 TO 2004 AND THE FIRST NINE MONTHS OF 2005

PRIMARILY RELATED TO MEI SUBSIDIARY AND ACCOUNTING FOR LONG-TERM INCENTIVE COMPENSATION

Arlington, Va. (January 6, 2006) — The Mills Corporation (NYSE: MLS), a developer, owner and manager of a diversified global portfolio of retail destinations, today announced steps in its strategic plan designed to focus on the Company’s core operations and development opportunities, streamline management, increase operating efficiencies and reduce costs. The initial steps of the plan include:

•	Enhanced focus on core operations; scaling back of predevelopment pipeline

•	Workforce reduction and other departures affecting 17 officers

•	Establishment of a Best Practices Office to implement improvements in accounting and information technology; retained Deloitte Consulting LLP

•	Appointment of a new independent Board member with financial expertise who will serve on the Audit Committee

•	Appointment of a new head of asset management

“The significant actions that we are announcing today reflect our absolute commitment to do the right thing for the Company and our shareholders,” said Larry C. Siegel, Chairman and Chief Executive Officer of The Mills. “We have a strong portfolio of retail properties and development opportunities and the underlying fundamentals of our business remain solid. We are confident that our renewed focus on our core operations, along with the measures that are being taken to increase operating efficiencies and improve our cost structure, should result in a stronger company, better able to deliver sustained future growth and value to our shareholders.”

Focus on Core Operations and Scaling Back of Predevelopment Pipeline

“We intend to enhance our focus on those projects with the greatest potential for shareholder value creation,” said Mark D. Ettenger, President of The Mills. “Our approach to every project will continue to stress discipline and a careful evaluation of risk-adjusted return, so that we can determine if the value to be created warrants the level of capital and management attention needed to pursue each opportunity.”

Domestically, The Mills will continue to concentrate its efforts on those development and predevelopment projects which the Company believes are most likely to enhance shareholder value, including Meadowlands Xanadu (Bergen County, NJ); 108 North State Street (Chicago, IL); and Potomac Town Center (Woodbridge, VA) and the redevelopment projects at Del Amo Fashion Center (Los Angeles, CA); The Shops at Riverside (Bergen County, NJ); Stoneridge (San Francisco, CA) and other selected properties in the Company’s portfolio. Accordingly, ten predevelopment projects will be written off, including six domestic projects.

Internationally, The Mills will focus on Europe and Canada, both of which have been historically successful geographic regions for the Company. Within Europe, the Company will concentrate on the redevelopment of St. Enoch, the development of Mercati Generali in Rome and other select projects.

The fourth quarter restructuring charge related to the projects being written off totals approximately $71 million. The Company intends to explore opportunities to recover its investment in certain of its domestic projects. A list of the predevelopment projects that are being written off can be found in Appendix A to this release.

Workforce Reduction

As a result of a reduction in force previously disclosed in the Form 8-K filed on January 4, 2006, combined with expected retirements and other management departures, a total of 17 officers have left or will leave the Company. The Company currently estimates that its workforce reduction plan and other termination charges will result in a one-time charge in the fourth quarter of 2005 of approximately $5 million, consisting of severance and termination costs, all of which has been or will be paid in cash.

The Company is in the process of determining the impact of the payroll and benefit cost savings resulting from these management changes on future earnings and Funds From Operations (“FFO”). The 2005 compensation expense related to the departing officers totals approximately $8 million, which does not include other payroll-related expenses such as benefits. The Company noted that it is in the process of developing its guidance for 2006 and expects to provide further details on the expected impact of the management changes and other restructuring items when it provides its guidance on its 2005 year end conference call.

Process Improvements and Best Practices

The Mills also announced that it has established a Best Practices Office, reporting to Mr. Ettenger, to implement improvements in the Company’s accounting and information technology departments. In connection with this, Deloitte Consulting LLP has been retained to help implement these changes, many of which are already underway. Deloitte Consulting LLP also will be assisting with the completion of the Company’s year end close process. The Company also will continue to implement process improvements to address the weaknesses in its internal controls over financial reporting identified in its Form 10-Q for the third quarter of 2005 and the anticipated material weakness in its internal control over financial reporting related to the restatement of its financial statements described below. The Company incurred costs of approximately $1 million in consulting fees associated with the creation of the Best Practices Office.

Summary of Restructuring Charges

In aggregate, the Company expects to incur one-time restructuring charges in the fourth quarter of 2005 of approximately $77 million comprised of approximately $71 million in project write-offs, approximately $5 million of severance costs and approximately $1 million in consulting fees associated with the creation of the Best Practices Office.

Enhanced Supplemental Disclosures

The Mills also announced that beginning with its fourth quarter 2005 results, the Company will revise the format of its quarterly supplemental financial package to include additional disclosures to further investors’ understanding of the Company’s business and allow investors to evaluate The Mills’ results more effectively. The Company’s construction in progress (CIP) schedule will be enhanced through the inclusion of costs incurred and The Mills’ capital contribution for every project with a balance of more than $3 million of CIP. The enhanced supplemental disclosure will also include a quarterly proportionate share FFO statement for the current quarter and all prior quarters in 2005. Additional items that will be added to the supplemental disclosure include The Mills’ share of Net Operating Income from both consolidated and unconsolidated joint ventures.

New Board Appointment and Head of Asset Management

The Mills also announced the appointment on December 30, 2005 of Edward S. Civera as a new independent member of the Company’s Board of Directors. Mr. Civera will serve as a member of the Audit Committee. Mr. Civera spent 25 years with Coopers & Lybrand (now PricewaterhouseCoopers LLP), the last 15 years as both a partner and managing partner. Mr. Civera is currently the Chairman of the Board of HealthExtras, Inc., and is also a board member of MedStar Health, a non-profit healthcare organization. Mr. Civera is also a member of the board of MCG Capital, a public regulated investment company. Previously, Mr. Civera was the president and co-chief executive officer of United Payor & United Providers, Inc.

“We are pleased to welcome Mr. Civera to our Board,” said Mr. Siegel. “With his career as a public company executive, combined with his experience in finance and accounting, Ed will provide significant insight to The Mills as we work to enhance transparency and discipline throughout the organization.”

The Company also announced that Scott Ball has been appointed as the new head of the Company’s asset management division. Mr. Ball joined The Mills in March 2005, having spent 19 years at the Rouse Company. Mr. Ball will work closely with Mr. Siegel and Mr. Ettenger to improve core performance and drive operating efficiencies at The Mills.

Restatement Primarily Related to MEI Subsidiary Investments and Accounting for

Long-Term Incentive Compensation

The Company also announced that it will restate its audited financial results from 2000 through 2004 and its unaudited quarterly results for 2005 to correct accounting errors related primarily to certain investments by a wholly-owned taxable REIT subsidiary, Mills Enterprises, Inc. (MEI), and changes in the accrual of the compensation expense related to its Long-Term Incentive Plan (LTIP).

MEI was formed in 1998 to enable the Company to make investments in development-stage tenants, including in the retail, food and beverage, and entertainment sectors. Based upon a review of the accounting for various investments by MEI and one similar investment by one of our mall joint ventures, the Company determined that the accounting for certain of these investments was inappropriate (primarily equity versus loan accounting, the impairment of loans, reversal of a gain on the sale of partnership interest, and the timing of recognition of various items). The impact of these adjustments is expected to reduce Net Loss by approximately $0.03 per diluted share and increase FFO by approximately $0.04 per diluted share in the first nine months of 2005 due to the reversal of the third quarter allowance against a note receivable, which is now recorded in the restatement of the prior period. The impact of these adjustments is expected to reduce Net Income by approximately $0.03 per diluted share in 2004, approximately $0.08 per diluted share in 2003 and approximately $0.23 per diluted share in 2002. The impact of these adjustments is expected to reduce FFO by approximately $0.03 per diluted share in 2004, approximately $0.07 per diluted share in 2003 and approximately $0.23 per diluted share in 2002. The impact of these adjustments on years prior to 2002 is expected to be an increase in accumulated deficit as of December 31, 2001 for The Mills of approximately $9 million. After giving effect to the restatement, The Mills’ investment in MEI is expected to total approximately $5 million, primarily related to its investment in Foodbrand, the operator of food courts in several of the Company’s projects.

As the Company reviewed the accounting for its LTIP program in preparation for the adoption of FAS123R, it determined that errors had been made in matching the accrual of its LTIP liability with the applicable employee service periods. There is no change in the amount of LTIP compensation related to these adjustments. The impact of this adjustment is expected to increase net loss and reduce FFO by approximately $0.01 per diluted share in the first nine months of 2005, and to reduce net income and FFO by approximately $0.02 per diluted share in 2004, approximately $0.06 per diluted share in 2003 and approximately $0.06 per diluted share in 2002. The LTIP adjustment does not impact any years prior to 2002 and is not expected to have a material impact on future periods. In addition, the LTIP adjustment does not impact actual cash compensation paid to employees, which was correctly paid under the terms of the LTIP.

As a result of these events, the Company is in default of certain provisions of its line of credit and certain project-related loans. The Company has commenced its efforts to obtain a waiver of the default and certain consents from its bank group and other lenders. To provide short-term liquidity, the Company has secured a $150 million term loan from JP Morgan.

The adjustments to the Company’s accounting practices have been discussed with its independent auditor, Ernst & Young LLP. The Company will include the restated results for the fiscal years ended December 31, 2002, 2003 and 2004 in an amended 2004 Annual Report on Form 10-K and for each quarterly period for 2005 in amended Form 10-Qs. In the interim, investors should no longer rely on the 2002, 2003 and 2004 financial statements and the associated auditor’s report currently on file with the SEC in the Company’s 2004 Form 10-K or on 2005 Form 10-Qs currently on file with the SEC.

The Company is aware that the occurrence of a restatement of previously issued financial statements to correct errors is a strong indicator that material weaknesses in internal controls exist. At this time, the Company expects to report a material weakness in its internal control over financial reporting in its 2005 Form 10-K.

Conference Call Information

The Company will host a conference call this afternoon to discuss the plan and its restatement. The call will begin at 4:45 p.m. ET, January 6, 2006 and can be accessed by calling 888-793-1751 for domestic callers, or 212-346-6548 for international callers. The reservation number for the call is 21280980. A telephone replay will be available one hour after the end of the call for seven days at 800-633-8284 for domestic callers, or 402-977-9140 for international callers. For the online simulcast, please go to the Company’s website at www.themills.com/investors at least fifteen minutes prior to the call to register, download and install any necessary audio software. An online replay will be available for approximately 90 days at www.themills.com.

About The Mills Corporation

The Mills Corporation, based in Arlington, Virginia, is a developer, owner and manager of a diversified global portfolio of retail destinations including regional shopping malls, market dominant retail and entertainment centers, and international retail and leisure destinations. It currently owns 42 properties in the U.S., Canada and Europe, totaling 51 million square feet. In addition, The Mills has various projects in development, redevelopment or under construction around the world. Its portfolio of real estate properties generated more than $8.7 billion in retail sales in 2004. The Mills is traded on the New York Stock Exchange under the ticker: MLS. For more information, visit the company’s website at www.themills.com.

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Definitions and Reconciliations

The following non-GAAP financial measure is used within the text of this release.

•	Funds from Operations (FFO) means the FFO of The Mills Limited Partnership

FFO is a recognized metric in the real estate industry, in particular, REITs. Accounting for real estate assets using historical cost accounting under GAAP assumes that the value of such assets diminishes predictably over time. The National Association of Real Estate Investment Trusts (“NAREIT”) stated in its April 2002 White Paper on Funds from Operations “since real estate asset values have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.” As a result the concept of FFO was created by NAREIT. As defined by NAREIT, FFO is “net income (computed in accordance with GAAP), excluding gains or losses from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis”.

For management analysis purposes, the Company adjusts the NAREIT defined FFO to exclude the effects of foreign currency exchange rate fluctuations reflected in net income arising primarily through the re-measurement process of translating foreign investment and advance accounts for inclusion in the Company’s U.S. dollar financial statements. Although the Company believes this adjustment presents FFO on a more comparable basis to FFO presented by other REITs, it is important to realize that our FFO computation may be significantly different from that used by other REITs and, accordingly, may, in fact not be comparable.

Management uses FFO to measure operating performance of our business and as one of several criteria to determine performance based bonuses. Preparation and disclosure of this measure assists us and the users of both TMC’s and The Mills LP’s financial statements in analyzing the performance of both entities. However, FFO and FFO per share are not measures of financial performance under GAAP and should not be considered measures of liquidity, an alternative to net income or an indicator of any other performance measure determined in accordance with GAAP. Investors and potential investors in our securities should not rely on these measures as a substitute for any GAAP measure, including net income or net income per share.

The Company will supply a full reconciliation of Net Income to FFO for 2002, 2003, 2004 and the 2005 quarterly periods when the Company has finalized and announced its 2005 results and its amended 2004 Form 10-K and 2005 Form 10-Qs.

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The information related to the restatements in this press release remains subject to review and audit by the Company’s independent auditors and to completion of the audit of the Company’s 2005 financial statements. The completion of this process and the implementation of process improvements to address weaknesses in the Company’s internal controls over financial reporting could result in further adjustments and the actual restated and 2005 financial statement impacts may be different from what is set forth in this press release. There can be no assurance that the amount of any further adjustments will not be material, either individually or in the aggregate.

Statements in this press release that are not historical may be deemed forward-looking statements within the meaning of the federal securities laws. Although The Mills Corporation believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained and it is possible that our actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. The Mills Corporation undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The reader is directed to the Company’s various filings with the Securities and Exchange Commission, including quarterly reports on Form 10-Q, reports on Form 8-K and its annual reports on Form 10-K for a discussion of such risks and uncertainties.

APPENDIX A

Affected Predevelopment Pipeline

Oregon City, OR

San Diego, CA

Yonkers, NY

Minneapolis, MN

Pescaccio, Rome

Valencia, Spain

Seville, Spain

San Francisco, CA (Candlestick)

San Francisco, CA (Piers)

Singapore